Exhibit 23.1(12)

Consent of Independent Registered Public Accounting Firm

GlyEco, Inc.
Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1, Amendment Number One, of our report dated April 15, 2014, relating to the consolidated financial statements of GlyEco, Inc., as of and for the year ending December 31, 2013, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
September 9, 2014